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                                                                  Exhibit (d)(6)
               MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.

                                    Form Of

    SUPPLEMENT TO MSDW INVESTMENT MANAGEMENT INVESTMENT ADVISORY AGREEMENT

                          Targeted Duration Portfolio


        SUPPLEMENT (the "Supplement") TO INVESTMENT ADVISORY AGREEMENT dated as of May 31, 1997 by and between Morgan Stanley Universal Funds, Inc. (now known as Morgan Stanley Dean Witter Universal Funds, Inc.) (the "Fund") and Morgan Stanley Asset Management Inc. (now known as Morgan Stanley Dean Witter Investment Management Inc.) (the "Adviser") (the "Agreement").

                                   RECITALS

        WHEREAS, the Fund has executed and delivered the Agreement which sets forth the rights and obligations of the parties with respect to the management of the portfolios of the Fund set forth on Schedule A to such Agreement, as amended and supplemented from time to time.

        WHEREAS, the Fund has created an additional portfolio, the Targeted Duration Portfolio (the "Additional Portfolio").

                                  AGREEMENTS

        Now, therefore, the parties agree as follows:

        As provided in Section 1 of the Agreement, the Fund hereby appoints the Adviser to act as investment adviser to the Additional Portfolio.

        The compensation of the Adviser as set forth in Paragraph 3 of the Agreement with respect to the Additional Portfolio will be as set forth below:

                Assets                  Targeted Duration Portfolio
                ------                  ---------------------------
        First $500 Million                                     %
                                                ---------------
        From $500 Million to
        $1 Billion                                             %
                                                ---------------
        More than $1 Billion                                   %
                                                ---------------

        This supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        The parties listed below have executed this Supplement as of the    day
                                                                         --
of             , 199
   ------------     --

MORGAN STANLEY DEAN WITTER              MORGAN STANLEY DEAN WITTER
INVESTMENT MANAGEMENT INC.              UNIVERSAL FUNDS, INC.


---------------------------             ---------------------------
Name: Harold J. Schaaff, Jr.            Name: Michael F. Klein
Title: Principal, General               Title: President
       Counsel and Secretary